Exhibit 99.1

FOR IMMEDIATE RELEASE                                          Contact                  Rob Kukla, Jr.
August 26, 2011                                                                                                 Director, Investor Relations
713-753-5082
investors@kbr.com

Gabriela Segura
Manager, Media Relations
713-753-8694
gabriela.segura@kbr.com

KBR ANNOUNCES SHARE REPURCHASE PROGRAM

HOUSTON – KBR (NYSE:KBR) announced today that its Board of Directors has authorized the repurchase up to 10 million of its outstanding common shares.

The shares will be repurchased from time to time in the open market at the company’s discretion, subject to market conditions, and in accordance with applicable regulatory requirements.

The program does not obligate the company to acquire any particular amount of common stock and may be commenced, suspended or discontinued at any time or from time to time without prior notice. The share repurchase program will be funded through the company’s current cash position.

KBR is a global engineering, construction and services company supporting the energy, hydrocarbons, government services, minerals, civil infrastructure, power, industrial, and commercial markets. For more information, visit www.kbr.com.

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